                                                                      Exhibit 11

                               THE MAY DEPARTMENT STORES COMPANY
                             COMPUTATION OF NET EARNINGS PER SHARE


                                                                    13 Weeks Ended
(millions, except per share)                                   May 4,           April 29,
                                                                1996              1995

Net earnings from continuing operations                     $     97,613      $    87,010
ESOP Preferred Dividends, net of tax
  benefit on unallocated shares                                   (4,534)          (4,771)
Preferred Dividend requirements                                      (38)             (23)

Net earnings available for
  common shareowners:
     Continuing operations                                        93,041           82,216
     Discontinued operation                                       11,443           26,530
Total net earnings available for
  common shareowners                                        $    104,484      $   108,746

Average common shares outstanding                                  249.4            248.5

Net earnings per share:
     Continuing operations                                  $       0.37      $      0.33
     Discontinued operation                                         0.05             0.11
Total net earnings per share                                $       0.42      $      0.44

Primary Computation:

Net earnings available from
  continuing operations                                     $     93,041      $    82,216
Deferred comp. dividend adjustment                                   322              301

Adjusted net earnings available:
     Continuing operations                                        93,363           82,517
     Discontinued operation                                       11,443           26,530
Total adjusted net earnings available                       $    104,806      $   109,047

Average common shares outstanding                                  249.4            248.5
Common share equivalents (CSE's)                                     1.4              0.9

Average common stock and CSE's                                     250.8            249.4

Primary earnings per share:
     Continuing operations                                  $       0.37      $      0.33
     Discontinued operation                                         0.05             0.11
Total Primary Earnings per share                            $       0.42      $      0.44



                                                                                Exhibit 11
                               THE MAY DEPARTMENT STORES COMPANY
                             COMPUTATION OF NET EARNINGS PER SHARE


                                                                    13 Weeks Ended
(millions, except per share)                                   May 4,           April 29,
                                                                1996              1995

Fully Diluted Computation:

Adjusted net earnings available
  from continuing operations-PRIMARY                        $     93,363      $    82,517
Earnings impact of assumed conversion of
  ESOP Preference Shares, net of tax
  benefit on unallocated common shares                             2,896            2,662

Adjusted net earnings available-FULLY DILUTED:
     Continuing operations                                        96,259           85,179
     Discontinued operation                                       11,443           26,530
Total adjusted net earnings
  available-FULLY DILUTED:                                  $    107,702      $   111,709

Average common shares and CSE's                                    250.8            249.4
Additional CSE's attributable to treasury
  stock method                                                       0.4                -
ESOP Preference Shares                                              14.6             15.1

Average Common Shares Outstanding on
  fully diluted basis                                              265.8            264.5

Fully Diluted earnings per share:
     Continuing operations                                  $       0.36      $      0.32
     Discontinued operation                                         0.05             0.10
Total Fully Diluted Earnings per share                      $       0.41      $      0.42

